UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-41562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gooimeer 2-35 Naarden The Netherlands	1411 DC
(Address of principal executive offices)	(Zip Code)

+31 (0) 35 206 2971

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	NAMSW	The Nasdaq Stock Market LLC

☒      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, the board of directors (the “Board”) of NewAmsterdam Pharma Company N.V. (the “Company”) increased the size of the Board to ten and appointed Willian H. Lewis, J.D., M.B.A., as Chair of the Board. Mr. Lewis will serve as a temporary non-executive director until his formal appointment at the Company’s next general meeting of shareholders. The Board has determined that Mr. Lewis meets the requirements for independence under the applicable listing standards of the Nasdaq Stock Market LLC and the Securities and Exchange Act of 1934, as amended, and has appointed him to serve on the Audit Committee and Compensation Committee of the Board.

Mr. Lewis has served as Chief Executive Officer of Insmed Incorporated, a global commercial-stage biopharmaceutical company, since 2012, and as Chair of Insmed Incorporated’s board of directors since 2018. Mr. Lewis succeeds Sander Slootweg, Managing Partner at Forbion, who has served as Chairman of the Board since inception.

As consideration for his service on the Board, Mr. Lewis will be eligible to receive an annual cash retainer of $40,000, an additional $30,000 annually for serving as Chair of the Board and an additional $20,000 annually for serving as lead independent director. Mr. Lewis will also be granted options to subscribe for 100,000 of the Company’s ordinary shares under the Company’s Long-Term Incentive Plan (the “Initial Grant”). The first 25% of the ordinary shares underlying the Initial Grant will vest on the first anniversary of the vesting start date and the remaining shares will vest in equal monthly installments thereafter for three years, subject to his continued service on the Board. Mr. Lewis will also be entitled to receive an annual retainer of $7,500 and $5,000 for serving on the Audit Committee and Compensation Committee, respectively.

There is no arrangement between Mr. Lewis and any person pursuant to which he was selected as a director. Mr. Lewis has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release announcing Mr. Lewis’ appointment to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 8, 2024, the Company posted an updated corporate investor presentation on its website (https://www.newamsterdampharma.com/). A copy of the corporate investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained on, or that can be accessed from, the Company’s website is not incorporated into, and does not constitute a part of, this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01, including Exhibit 99.2, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release, dated January 8, 2024

99.2	NewAmsterdam Pharma Company N.V. Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Michael Davidson
Chief Executive Officer

Dated: January 8, 2024